Exhibit 10.2

SECURITIES Subscription and Warrant PURCHASE AGREEMENT

Dated November 28, 2022

among

Metalpha Technology Holding Limited

(formerly known as Dragon Victory International Limited)

and

Antalpha Technologies Holdings Limited

SECURITIES Subscription and Warrant PURCHASE AGREEMENT

THIS SECURITIES Subscription and Warrant PURCHASE AGREEMENT (this “Agreement”), dated November 28, 2022, is entered into by and among (i) Metalpha Technology Holding Limited (formerly known as Dragon Victory International Limited), an exempted company with limited liability, organized and existing under the laws of the Cayman Islands (the “Company”), and (ii) Antalpha Technologies Holdings Limited (the “Purchaser”; together with the Company “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Purchaser desires to subscribe for and purchase, and the Company desires to issue and sell, certain newly issued Ordinary Shares (as defined below) pursuant to the terms and conditions set forth in this Agreement.

WHEREAS, the Purchaser desires to subscribe for and purchase, and the Company desires to issue and sell, certain Warrants (as defined below), in the form attached hereto as Exhibit A and Exhibit B, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, agrees as follows:

ARTICLE I
DEFINITION AND INTERPRETATION

Section 1.01 Definition, Interpretation and Rules of Construction

(a) As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that none of the Company, nor any of its Subsidiaries shall be considered an Affiliate of the Purchaser. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings. For greater clarity, where such Person is an individual, “Affiliate” shall include the spouse (whether legal or de facto), children, siblings and parents of such individual and the trustee of any trust in which such individual or any of his/her immediate family members is a beneficiary or a discretionary object.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in the Cayman Islands, Hong Kong special administrative region, China (“Hong Kong”) or New York, United States, are required or authorized by law or executive order to be closed.

“Company SEC Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act and the Securities Act and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, in each case, filed or furnished with the SEC.

“Condition” means any condition to any Party’s obligation to effect the Closing as set forth in Article III, and collectively, the “Conditions.”

“Employee Benefit Plan” means any written plan, program, policy, contract or other arrangement providing for severance, termination pay, deferred compensation, performance awards, share or share-related awards, housing funds, insurance arrangements, fringe benefits, perquisites, superannuation funds retirement benefits, pension schemes or other employee benefits, that is maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or would reasonably expect to have any liability or obligation, other than, in each case, one that is sponsored and maintained by a Governmental Authority.

“Exercise Period” shall have the meaning assigned to such term in Section 5.06(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Fundamental Warranties” means, (i) with respect to the representations and warranties given by the Company under Section 4.01, the statements contained in Section 4.01(a), Section 4.01(b), Section 4.01(d) and Section 4.01(g); or (ii) with respect to the representations and warranties given by the Purchaser under Section 4.02, the statements contained in Section 4.02(a) to Section 4.02(c) and Section 4.02(f).

“Governmental Authority” means any supranational, national, provincial, state, municipal, local or other government, whether U.S. or otherwise, any instrumentality, subdivision, administrative agency or commission thereof, court, other governmental authority or regulatory body or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or any self-regulatory agency (including any stock exchange).

“HKIAC” shall have the meaning assigned to such term in Section 7.02.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indemnified Party” shall have the meaning assigned to such term in Section 6.02(a).

“Indemnifying Party” shall have the meaning assigned to such term in Section 6.02(a).

“Issuance Notice” shall have the meaning assigned to such term in Section 5.06(a).

“Losses” shall have the meaning assigned to such term in Section 6.01(a).

“Material Adverse Effect” means any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the condition (financial or otherwise), prospects, assets, business or operations of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by the Transaction Agreements and to timely perform its obligations hereunder and thereunder; provided that in determining whether a Material Adverse Effect has occurred under clause (i) above, there shall be excluded any events, facts, circumstances or occurrences relating to or arising in connection with (a) changes in generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting the Company and its Subsidiaries), (b) changes in general economic and market conditions and capital market conditions or changes affecting any of the industries in which the Company and its Subsidiaries operate generally (in each case to the extent not materially disproportionately affecting the Company and its Subsidiaries), (c) the announcement or disclosure of this Agreement or any other Transaction Agreement or the consummation of the transactions hereunder or thereunder, (d) any pandemic (including the COVID-19 pandemic (or any mutation or variation of the underlying virus thereof or related health condition)), earthquake, typhoon, tornado or other natural disaster or similar force majeure event, (e) in the case of the Company, any change in the Company’s share price or trading volume, in and of itself, or (f) in the case of the Company, any failure to meet any internal or public projections or forecasts; provided further that the underlying causes giving rise to or contributing to any such change or failure under sub-clause (e) or (f) shall not be excluded in determining whether a Material Adverse Effect has occurred except to the extent such underlying causes are otherwise excluded pursuant to any of sub-clauses (a) through (d).

“Nasdaq” means The Nasdaq Stock Market LLC.

“New Securities” shall have the meaning assigned to such term in Section 5.06(a).

“Ordinary Shares” means Ordinary Shares of the Company, par value US$0.0001 per share.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Purchase Price” shall have the meaning assigned to such term in Section 2.01(a).

“Purchaser Indemnitees” shall have the meaning assigned to such term in Section 6.01(a).

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“SPA” means the share purchase agreement entered into by and among the Company, the Purchaser, Antalpha Technologies Limited and Meta Rich Limited, on or around the date of this Agreement, in respect of the sale and purchase of certain shares in Metalpha Limited.

“Subject Securities” means, collectively, the Subscription Shares, the Warrants and the Warrant Shares.

“Subscription Shares” shall have the meaning assigned to such term in Section 2.01(a).

“Subsidiary” of a Person means any organization or entity, whether incorporated or unincorporated, which is controlled by such Person and, for the avoidance of doubt, the Subsidiaries of a Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects control pursuant to contractual arrangements and which is consolidated with such Person in accordance with generally accepted accounting principles applicable to such Person and any Subsidiaries of such variable interest entity.

“Third Party Claim” shall have the meaning assigned to such term in Section 6.02(b).

“Tranche” shall have the meaning assigned to such term in Section 2.01(a).

“Tranche Notice” shall have the meaning assigned to such term in Section 2.01(a).

“Tranche Subscription Shares” shall have the meaning assigned to such term in Section 2.01(a).

“Transaction Agreements” means, collectively, this Agreement, the Warrant Instruments, the SPA and each of the other agreements and documents entered into or delivered by the Parties hereto or their respective Affiliates in connection with the transactions contemplated by this Agreement.

“Type A Warrant” shall have the meaning assigned to such term in Section 2.01(b)(i).

“Type A Warrant Instrument” shall have the meaning assigned to such term in Section 2.01(b)(i).

“Type B Warrant” shall have the meaning assigned to such term in Section 2.01(b)(ii).

“Type B Warrant Instrument” shall have the meaning assigned to such term in Section 2.01(b)(ii).

“Warrant Instruments” means, collectively, the Type A Warrant Instrument and the Type B Warrant Instrument.

“Warrants” means, collectively, the Type A Warrant and the Type B Warrant.

“Warrant Shares” means the Ordinary Shares issuable by the Company pursuant to an exercise of any Warrant.

(b) In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) The words “Party” and “Parties” shall be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(ii) Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

(iii) When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule or clause, such reference is to an Article, Section, Exhibit, Schedule or clause of this Agreement.

(iv) The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(v) Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(vi) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(vii) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(viii) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(ix) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(x) The term “$” or “US$” means United States Dollars.

(xi) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(xii) References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

(xiii) A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(xiv) References herein to any gender include the other gender.

(xv) The Parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II
PURCHASE AND SALE; CLOSING

Section 2.01 Purchase and Sale of Securities.

(a) Sale and Purchase of Subscription Shares in Tranches. Upon the terms and subject to the conditions of this Agreement and the Applicable Laws, the Purchaser hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Purchaser, in up to four (4) separate tranches (each, a “Tranche”), an aggregate of 4,500,000 Ordinary Shares (the “Subscription Shares”) at the purchase price of US$1.00 per Subscription Share (the “Purchase Price”), for an aggregate purchase price of US$4,500,000. The Purchaser may, at any time after the date of this Agreement, notify the Company as to the number of Subscription Shares it elects to purchase for an applicable Tranche (the “Tranche Subscription Shares”) and the date (which shall be a Business Day) on which the sale and purchase of such Tranche Subscription Shares shall take place, by giving prior written notice (each, a “Tranche Notice”) of no fewer than five (5) Business Days; provided that, the aggregate number of Subscription Shares purchased by the Purchaser (whether in one Tranch or a number of Tranches) on or prior to each date set forth in Schedule A under the column titled “Tranche Closing Deadline” (or such other date as the Company and the Purchaser may mutually agree to in writing) (each, a “Tranche Closing Deadline”), divided by 4,500,000 (being the total number of Subscription Shares to be sold and purchased under this Agreement), shall be no less than the corresponding percentage set forth in Schedule A under the column titled “Minimum Completed Percentage”.

(b) Issuance of Warrants. On the date of this Agreement, upon the terms and subject to the conditions of this Agreement and the Applicable Laws, the Company shall issue to the Purchaser:

(i) a warrant to purchase up to 4,500,000 Ordinary Shares in aggregate (the “Type A Warrant”), on the terms set out in the warrant instrument in the form attached hereto as Exhibit A (the “Type A Warrant Instrument”); and

(ii) a warrant to purchase up to 3,000,000 Ordinary Shares in aggregate (the “Type B Warrant”), on the terms set out in the warrant instrument in the form attached hereto as Exhibit B (the “Type B Warrant Instrument”).

(c) Deliverables at Date of Agreement. On the date of this Agreement, the Company shall, deliver to the Purchaser:

(i) a copy of this Agreement, the SPA and the Warrant Instruments duly executed by the Company (the original of which shall be delivered to the Purchaser within five (5) Business Days after the date hereof); and

(ii) a copy of the resolutions, in agreed upon form, adopted by the Company’s board of directors approving the execution and delivery by the Company of the Transaction Agreements, and the transactions as contemplated under the Transaction Agreements, including the issuance of the Subject Securities.

Section 2.02 Closing.

(a) Closing. Subject to satisfaction or, to the extent permissible, waiver by the Party or Parties entitled to the benefit of the relevant Conditions, of all the Conditions (other than Conditions that by their nature are to be satisfied at a Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at such Closing), the closing of the sale and purchase of any Tranche Subscription Shares pursuant to Section 2.01(a) (each, a “Closing”) shall take place remotely by electronic means on (i) the date specified in the relevant Tranche Notice, or (ii) any other date as may be agreed to by the Purchaser and the Company in writing (each, a “Closing Date”).

(b) Payment and Delivery. At each Closing,

(i) the Purchaser shall deliver to the Company the aggregate Purchase Price payable by the Purchaser in respect of the applicable Tranche Subscription Shares, by wire transfer of immediately available funds in U.S. dollars to such bank account designated in writing by the Company to the Purchaser no later than the applicable Closing Date.

(ii) The Company shall deliver to the Purchaser:

(1) a copy of the duly executed share certificates representing the Tranche Subscription Shares registered in the name of the Purchaser (the original copy of which shall be delivered to the Purchaser as soon as practicable following the Closing Date), or effect such delivery in book-entry form; and

(2) an updated copy of the shareholder list prepared by the transfer agent of the Company evidencing the ownership of the applicable Tranche Subscription Shares by the Purchaser.

ARTICLE III
CONDITIONS TO CLOSING

Section 3.01 Conditions to Obligations of All Parties.

The obligations of each Party to consummate the sale and purchase of the Tranche Subscription Shares at each Closing are subject to the satisfaction, on or before the applicable Closing Date, of the following conditions, any of which may be waived in writing by such Party in its sole discretion:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, injunction, order or decree (in each case, whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by the Transaction Agreements.

(b) No action, suit, proceeding or investigation shall have been instituted or threatened by a Governmental Authority or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by the Transaction Agreements.

Section 3.02 Conditions to Obligations of Purchaser.

The obligations of the Purchaser to subscribe for, purchase and pay for the Tranche Subscription Shares at each Closing are subject to the satisfaction, on or before the applicable Closing Date, of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(a) The Fundamental Warranties and the representations and warranties of the Company contained in Section 4.01A shall have been true and correct in all respects on and as of the date hereof, and on and as of such Closing Date as though such representations and warranties were made on and as of such Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case, on and as of such specified date). Other representations and warranties of the Company contained in Section 4.01 of this Agreement (other than the Fundamental Warranties) shall have been true and correct in all material respects on and as of the date hereof.

(b) The Company shall have duly executed and delivered or shall have caused to be duly executed and delivered each Transaction Agreement to which it is a party to the Purchaser at or prior to such Closing Date.

(c) The Company shall have performed and complied with all, and not be in breach or default under any, agreements, covenants, conditions and obligations contained in this Agreement and the other Transaction Agreements to which it is a party that are required to be performed or complied with on or before such Closing Date.

(d) To the extent that any Person has any pre-emptive rights or other consent rights or dissenters, appraisal or similar rights (whether arising under Applicable Laws, any then existing investor rights agreement in respect of the Company, the then effective constitutional documents of the Company or otherwise) in respect of the issuance of the Subject Securities (a “Rights Holder”), the Company shall have obtained all waivers of such rights from each Rights Holder, in each case to permit the issuance of the Subject Securities.

(e) There shall not have occurred Material Adverse Effect since the date hereof.

Section 3.03 Conditions to Obligations of the Company.

The obligations of the Company to issue and sell the Tranche Subscription Shares to the Purchaser at each Closing are subject to the satisfaction, on or before the applicable Closing Date, of each of the following conditions with respect to the Purchaser, any of which may be waived in writing by the Company in its sole discretion:

(a) The Fundamental Warranties given by the Purchaser shall have been true and correct in all respects on and as of the date hereof, and on and as of such Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case, on and as of such specified date). Other representations and warranties of the Purchaser contained in Secion 4.02 (other than the Fundamental Warranties) shall have been true and correct in all material respects on and as of the date hereof.

(b) The Purchaser shall have duly executed and delivered each Transaction Agreement to which it is a party to the Company at or prior to such Closing Date.

(c) The Purchaser shall have performed and complied with all, and not be in breach or default under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before such Closing Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser that:

(a) Due Formation. The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of the Company and the Company’s Subsidiaries is duly formed, validly existing and in good standing in the jurisdiction of its organization. Each of the Company and its Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted.

(b) Authority; Valid Agreement. The Company has all requisite legal power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party and each other agreement, certificate, document and instrument to be executed by the Company pursuant to this Agreement and each other Transaction Agreement. The execution, delivery and performance by the Company of this Agreement and each other Transaction Agreement to which it is a party and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and each other Transaction Agreement to which it is a party will be duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, constitutes (or, when executed and delivered in accordance herewith will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar law affecting creditors’ rights and remedies generally (the “Bankruptcy and Equity Exception”).

(c) Capitalization.

(i) As of the date hereof, the authorized capital stock of the Company is US$50,000 divided into 500,000,000 shares of US$0.0001 par value each share in accordance with the Amended and Restated Memorandum of Association of the Company. As of the date of this Agreement, 26,898,371 Ordinary Shares are issued and outstanding. As of the date of this Agreement, the maximum aggregate number of Ordinary Shares which may be issued under the Company’s share incentive plan is 3,300,000. As of the date of this Agreement, 3,300,000 Ordinary Shares are available for future issuances under the Company’s share incentive plan. Except as disclosed herein and in the Company SEC Documents, the Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have been granted the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. All issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable, are free of preemptive rights (except for the pre-emptive rights provided for hereunder), were issued in compliance with applicable U.S. and other applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal, or similar right.

(ii) Except as provided in the Transaction Agreements or as disclosed in the Company SEC Documents and except for the Company’s share incentive plans, there are no outstanding (A) shares of capital stock or voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) preemptive or other outstanding rights, options, warrants, conversion rights, “phantom” stock rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(iii) Except as disclosed in the Company SEC Documents or provided in the Transaction Agreements, to the knowledge of the Company, there are no registration rights, rights of first offer, rights of first refusal, tag-along rights with respect to the securities of the Company or any Subsidiary of the Company that have been granted to any Person.

(iv) All outstanding shares of capital stock or other securities or ownership interests of the “significant subsidiaries” (the “Significant Subsidiaries”) as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act are duly authorized, validly issued, fully paid and non-assessable and all such shares or other securities or ownership interests in any Significant Subsidiary are owned, directly or indirectly, by the Company free and clear of any Encumbrance.

(d) Valid Issuance. All Subject Securities have been duly and validly authorized for issuance by the Company. The Subscription Shares and the Warrant Shares, when issued and delivered by the Company to the Purchaser and registered in the shareholder list prepared by the transfer agent of the Company will (i) be duly and validly issued, fully paid and non-assessable, (ii) rank pari passu with, and carry the same rights in all respects as, the other Ordinary Shares then in issue, (iii) be entitled to all dividends and other distributions declared, paid or made thereon, and (iv) be free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or as disclosed in the Company SEC Documents or created by virtue of the transactions under this Agreement (collectively, the “Encumbrances”).

(e) Non-contravention. None of the execution and the delivery of this Agreement and other Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the organizational documents of the Company, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of any Encumbrances under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company’s or any of its Subsidiaries’ assets are subject, except, in the case of (ii) and (iii) above, for such conflicts, breach, defaults, rights or violations, which would not reasonably be expected to result in a Material Adverse Effect. There is no action, suit or proceeding, pending or, to the knowledge of the Company, threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

(f) Consents and Approvals. None of the execution and delivery by the Company of this Agreement or any Transaction Agreement, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, nor the performance by the Company of this Agreement or other Transaction Agreements in accordance with their respective terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to each Closing Date and except for any filing or notification required to made with the SEC or the Nasdaq regarding the issuance of the Subject Securities.

(g) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(h) Compliance with Laws. The Company and each of its Subsidiaries have conducted at any time during the three years prior to the date hereof, their businesses in compliance with all Applicable Laws, except where the failure to be in compliance, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect. On and as of the date hereof, and except as disclosed in the Company SEC Documents, the Company and each of its Subsidiaries have all material permits, licenses, authorizations, consents, orders and approvals (collectively, “Permits”) that are required in order to carry on their business as presently conducted. On and as of the date hereof, and except as disclosed in the Company SEC Documents, all such Permits are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened. The Company and its Subsidiaries have taken no action designed to, or reasonably likely to have the effect of, delisting the Ordinary Shares from Nasdaq. Except as disclosed in the Company SEC Documents or in a press release of the Company published on the website of the Company (www.dvintinc.com), there are no proceedings pending or, to the knowledge of the Company, threatened against the Company relating to the continued listing of the Ordinary Shares on Nasdaq and the Company has not received any notification that the SEC or Nasdaq is contemplating suspending or terminating such listing (or the applicable registration under the Exchange Act related thereto).

(i) SEC Matters. On and as of the date hereof, the Company has filed or furnished, as applicable, on a timely basis, all Company SEC Documents pursuant to the Exchange Act and the Securities Act. As of the date hereof, none of the Subsidiaries are required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended prior to the date hereof, as of the date of the last such amendment: (A) on and as of the date hereof, each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder applicable to the Company SEC Documents (as the case may be) and (B) on and as of the date hereof, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Accuracy of Information.

(i) Information provided by the Company (including its officers, directors and employees) in the course of the Purchaser’s due diligence process in connection with the transactions contemplated by this Agreement, including but not limited to corporate documents, shareholding information, unaudited accounts, cash flow tables, management responses and presentations, business contracts, is true and accurate in all material respects and is not misleading or deceptive. In particular, the Company has not omitted any material facts of an unfavourable nature or failed to accord them with appropriate significance, presented favourable possibilities as certain or as more probable than is likely to be the case, presented projections without sufficient qualification or explanation, nor presented risk factors in a misleading way. The Company acknowledges that the Purchaser is relying upon the truth and accuracy of such information provided by the Company in entering into this Agreement.

(ii) None of the Transaction Agreements nor any Exhibit thereto contains any untrue statement of any material fact or omits to state any material fact reasonably necessary in order to make the statements contained therein not misleading.

(k) Financial Statements.

(iii) On and as of the date hereof, the financial statements (including any related notes) contained in the Company SEC Documents: (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with IFRS applied on a consistent basis throughout the periods covered thereby (except (1) as may be otherwise specifically provided in such financial statements or the notes thereto, or (2) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed to summary statements) and (C) fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby (other than as may have corrected or clarified in a subsequent Company SEC Document), in each case except as disclosed therein and as permitted under the Exchange Act.

(iv) On and as of the date hereof, neither the Company nor any of its Subsidiaries is a party to, nor has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, agreement, arrangement or undertaking (including any contract, agreement, arrangement or undertaking relating to any transaction or relationship between or among one or more of the Company and/or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such contract, agreement, arrangement or undertaking is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(v) On and as of the date hereof, WWC, P.C., who has certified certain financial statements of the Company, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

(l) Internal Control and Procedures. The Company plans to establish and improve its system of internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, including policies and procedures that (i) mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company. As disclosed in the Company SEC Documents, the lack of effective internal controls of the Company over financial reporting may affect its ability to accurately report its financial results or prevent fraud, which may affect the market for, and price of, the Ordinary Shares. However, on and as of the date hereof, the Company’s auditors and the audit committee of the Board have not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since the last annual report on Form 20-F filed on August 16, 2022 for the fiscal year ended March 31, 2022 and until the date hereof, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except for the implementation of certain measures to address the material weakness in the Company’s internal control over financial reporting that has been disclosed in the Company SEC Documents.

(m) No Undisclosed Liabilities. On and as of the date hereof, there are no material liabilities of the Company or any Subsidiary of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities reflected on, reserved against, or disclosed in the Company’s consolidated balance sheet as of March 31, 2022, (ii) liabilities incurred since March 31, 2022 in the ordinary course of business consistent with past practices, (iii) any other undisclosed liabilities that are not material to the Company and its Subsidiaries on a consolidated basis, and (iv) any liabilities incurred as a result of the Company’s performing the transactions contemplated by any Transaction Agreement. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the Company SEC Documents nor any obligations to enter into any such arrangements.

(n) No Undisclosed Events, Developments or Circumstances. On and as of the date hereof, no event, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that has not been publicly disclosed and would reasonably be expected to have a Material Adverse Effect.

(o) Investment Company. On and as of the date hereof, the Company is not and, after giving effect to the offering and sale of the Subject Securities, the consummation of the offering and the application of the proceeds hereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(p) No Registration. Assuming the accuracy of the representations and warranties set forth in Section 4.02 of this Agreement, it is not necessary in connection with the issuance and sale of each of the Subject Securities to register any Subject Securities under the Securities Act or to qualify or register them under applicable U.S. state securities laws. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its Affiliates or any Person acting on its behalf with respect to any Subject Securities; and none of such Persons has taken any actions that would result in the sale of any of the Subject Securities to the Purchaser under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

(q) Absence of Changes. On and as of the date hereof, except as disclosed in the Company SEC Documents, or as specifically disclosed to the Purchaser in writing prior to the date hereof, or as specifically contemplated by this Agreement and the other Transaction Agreements, since March 31, 2022, the Company and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practices and there has not been:

(i) any change which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(ii) material changes in the customary methods of operations of the Company or any of its Subsidiaries;

(iii) any purchase, acquisition, sale, lease, disposal of or other transfer of any assets that are individually or in the aggregate material to the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practices;

(iv) any waiver, termination, cancellation, settlement or compromise by the Company or any of its Subsidiaries of a right, debt or claim owed to it that is material to the Company or any of its Subsidiaries;

(v) any declaration, setting aside or payment of any dividend or other distribution with respect to any securities of the Company or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary to the Company or to any of the Company’s wholly owned Subsidiaries);

(vi) any issuances or sales of shares of capital stock or other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries or any redemption, share splits, reclassifications, share dividends, share combinations or other recapitalizations of any such securities other than pursuant to any existing obligation of the Company as of the date of this Agreement or share incentive plan effective as at the date of this Agreement;

(vii) damages, destruction or loss, whether or not covered by insurance, resulting in a Material Adverse Effect;

(viii) a material change in the accounting methods or practices followed by of the Company or any of its Subsidiaries;

(ix) any capital expenditure or commitment for any capital expenditure in excess of US$1,000,000 (or the equivalent thereof in another currency) in a single transaction;

(x) any incurrence, creation, assumption, repayment, satisfaction, or discharge of any material lien or indebtedness (other than reasonable and normal advances to employees for bona fide expenses or liens, guarantees, loans or advances that are incurred in the ordinary course of business consistent with past practice);

(xi) any material change in any compensation or benefit arrangement or agreement with any employee of the Company or any of its Subsidiaries;

(xii) any amendment to the constitutional documents of the Company; or

(xiii) any entry into any contract, agreement, instrument or other document in respect of any of the foregoing.

(r) Contracts. On and as of the date hereof, the Company has filed as exhibits to the Company SEC Documents all contracts, agreements and instruments (including all amendments thereto) to which the Company or any of its Subsidiaries is a party or by which it is bound and which is material to the business of the Company and its Subsidiaries, taken as a whole, and are required to be filed as an exhibit to the Company SEC Documents pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K promulgated by the SEC (the “Material Contracts”). Each Material Contract is in full force and effect and, to the knowledge of the Company, enforceable against the counterparties of the Company or any of its Subsidiaries which it is party thereto, except for the contracts and agreements that have already expired pursuant to the terms therein (which, for the avoidance of doubt, excludes those contracts or agreements that had been terminated by the other party thereto for cause). The Company and its Subsidiaries and, to the knowledge of the Company, each other party thereto, are not in default under, or in breach or violation of, any Material Contract, except where such breach, defaults, or violations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, no event, fact or circumstance has occurred that will have or is reasonably expected to have a material adverse impact on the renewal or extension of any Material Contract.

(s) Litigation. On and as of the date hereof and except as disclosed in the Company SEC Documents, there are no pending or, to the knowledge of the Company, threatened, actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings before or by any Governmental Authority or by any other Person against the Company or any of its Subsidiaries, which would, individually or in the aggregate, have a Material Adverse Effect.

(t) Ownership of Assets. On and as of the date hereof, the Company and its Subsidiaries have good and marketable title to, or in the case of leased property and assets, have valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the Company’s consolidated balance sheet as of March 31, 2022 or acquired thereafter, except for properties and assets sold since such date in the ordinary course of business consistent with past practices and except where the failure to have such good and marketable title or valid leasehold interests would not have a Material Adverse Effect.

(u) Intellectual Property. On and as of the date hereof, all registered or unregistered, (i) patents, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations and interferences thereof); (ii) trademarks, service marks, trade dress, trade names, taglines, brand names, logos and corporate names and all goodwill related thereto; (iii) copyrights, mask works and designs; (iv) trade secrets, know-how, inventions, processes, procedures, databases, confidential business information and other proprietary information and rights; (v) computer software programs, including all source code, object code, specifications, designs and documentation related thereto; and (vi) domain names, Internet addresses and other computer identifiers, in each case, that is material to the business of the Company or any of its Subsidiaries as currently being conducted (the “Intellectual Property”) is either (A) owned by the Company or one or more of its Subsidiaries, except where failure to so own would not reasonably be expected, individually or in the aggregate, to result in any liability, limitation or restriction that is material and adverse to the Company and its Subsidiaries, taken as a whole; or (B) is used by the Company or one or more of its Subsidiaries pursuant to a valid license, except where failure to be so licensed would not reasonably be expected, individually or in the aggregate, to result in any liability, limitation or restriction that is material and adverse to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, on and as of the date hereof, there are no infringements or other material violations of any Intellectual Property owned by the Company or any of its Subsidiaries by any third party, except where such infringement or violations would not have a Material Adverse Effect. The Company and its Subsidiaries have taken all necessary actions to maintain and protect each item of Intellectual Property. The conduct of the business of the Company and its Subsidiaries does not infringe or otherwise violate any intellectual property or other proprietary rights of any other Person in any material respects, and there is no action pending or, to the knowledge of the Company, threatened alleging any such infringement or violation or challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v) Employment Matters.

(i) On and as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its Significant Subsidiaries. There are no unfair labor practice complaints pending, or to the knowledge of the Company, threatened, against the Company or any of its Significant Subsidiaries before any Governmental Authority. Each of the Company and its Subsidiaries complies with all Applicable Laws relating to employment and employment practices (including without limitation, terms and conditions of employment, termination of employment, mandatory severance benefits, pension programs, social insurance programs, employee health and safety, equal employment, employment of veterans and the handicapped, and prohibition of discrimination) in all material aspects. There is no material claim with respect to payment of wages, salary, overtime pay, withholding individual income taxes, social security fund or housing fund that has been asserted and is now pending or, to the knowledge of the Company, threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any of its Significant Subsidiaries.

(ii) On and as of the date hereof, each Employee Benefit Plan is in compliance in all material respects with its terms and the requirements of all Applicable Laws. All employer and employee contributions to each Employee Benefit Plan required by the terms of such Employee Benefit Plan or by the Applicable Laws have been made, or, if applicable, accrued in accordance with normal accounting practices and in compliance in all material respects with its terms and the requirements of all Applicable Laws. Each Employee Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities.

(w) Tax Status. On and as of the date hereof, and except as disclosed in the Company SEC Documents, each of the Company and its Subsidiaries (i) has made or filed in the appropriate jurisdictions all material foreign, federal and state income and all other tax returns required to be filed or maintained in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto) (each a “Tax”), including all amended returns required as a result of examination adjustments made by any Governmental Authority responsible for the imposition of any Tax (collectively, the “Returns”), and such Returns are true, correct and complete in all material respects, and (ii) has paid all material Taxes and other governmental assessments and charges shown or determined to be due on such Returns, except those being contested or will be contested in good faith. On and as of the date hereof, and except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries has received notice regarding unpaid foreign, federal and state income in any amount or any Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any reasonable basis for such claim. No Returns filed by or on behalf of the Company or any of its Subsidiaries with respect to material Taxes are currently being audited, and neither the Company nor any of its Subsidiaries has received notice of any such audit.

(x) Solvency. Both before and after giving effect to the transactions contemplated by this Agreement and other Transaction Agreements, each of the Company and its Subsidiaries (i) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its recourse debts as they mature or become due) and (ii) will have adequate capital and liquidity with which to engage in their businesses as currently conducted and as described in the Company SEC Documents.

(y) Transactions with Affiliates and Employees. On and as of the date hereof, all related party transactions required to be disclosed under applicable rules of Nasdaq or the applicable securities law have been accurately described in the Company SEC Documents in all material respects. Any such related party transaction was entered into on terms and conditions no less favorable to the Company or its applicable Subsidiary than those applicable in comparable transactions between independent parties acting at arm’s length.

(z) Use of Proceeds. The proceeds from the issue and sale of the Subject Securities shall be used for the development of blockchain related business of the Company. Such use of proceeds will not (i) contravene any provision of any Applicable Laws or the constitutional documents of the Company or any of its Subsidiaries, (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any of its Subsidiaries, or (iii) contravene or violate the terms or provisions of any order or decree of any government entity having jurisdiction over the Company or any Subsidiary.

(aa) Labor disputes. On and as of the date hereof, no material labor dispute with the employees of the Company or any of its Subsidiaries exists, or to the knowledge of the Company, is imminent; and, to the knowledge of the Company, there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(bb) No Additional Representations. The Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to the Purchaser in accordance with the terms thereof.

Section 4.01A Representations and Warranties Relating to PRC Subsidiaires.

The Company hereby represents and warrants to the Purchaser that information provided by the Company (including its officers, directors or employees) in the course of the Purchaser’s due diligence process in connection with the Subsidiaries in the PRC, including but not limited to corporate documents, shareholding information, unaudited accounts, cash flow tables, management responses and presentations, business contracts, other financial information and future plans is true and accurate in all material respects and is not misleading or deceptive, with no material changes occurring since the date of provision of such information until the date hereof which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. In particular, the Company has not omitted any material facts of an unfavourable nature or failed to accord them with appropriate significance, presented favourable possibilities as certain or as more probable than is likely to be the case, presented projections without sufficient qualification or explanation, nor presented risk factors in a misleading way. The Company acknowledges that the Purchaser is relying upon the truth and accuracy of such information provided by the Company in entering into this Agreement.

Section 4.02 Representations and Warranties of The Purchaser.

The Purchaser hereby represents and warrants to the Company as follows:

(a) Due Formation. The Purchaser, if not an individual, is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b) Authority. The Purchaser, if not an individual, has full power and authority to enter into, execute and deliver this Agreement and other Transaction Agreements to which it is or is to become a party and each other agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and each other Transaction Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of this Agreement and each other Transaction Agreement to which it is or is to become a party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been, and each other Transaction Agreement to which the Purchaser is or is to become a party will be, duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes (or, when executed and delivered in accordance herewith will constitute), the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception and except as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Non-contravention. None of the execution and the delivery of this Agreement or any other Transaction Agreement, nor the consummation of the transactions contemplated hereby or thereby, by the Purchaser will violate any provision of the organizational documents of the Purchaser, if applicable, or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject.

(e) Consents and Approvals. None of the execution and delivery by the Purchaser of this Agreement and the Transaction Agreements to which the Purchaser is to become a Party, nor the consummation by the Purchaser of any of the transactions contemplated hereby or thereby, nor the performance by the Purchaser of this Agreement or any such Transaction Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given at or prior to Closing.

(f) Status and Investment Intent.

(i) Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Subject Securities. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. The Purchaser is acquiring the Subject Securities pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof in a manner that would violate the Applicable Laws. The Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(iii) Status. The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S. The Purchaser has not been subject to any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act in connection with its execution of this Agreement.

(g) Transfer or Resale. The Purchaser understands that: (A) the Subject Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder, (2) the Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form to the Company, to the effect that such Subject Securities, in all or in part, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (3) the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters and an opinion of counsel) that such Subject Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (B) any sale of the Subject Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Subject Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(h) Legends. The Purchaser agrees to the imprinting, so long as its required by this Section 4.02(h), of a restrictive legend on the Subject Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL DELIVERED TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing, certificates evidencing the Subscription Shares or the Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such securities is effective under the Securities Act, (ii) following any sale of the Subscription Shares or the Warrant Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).

(i) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

(j) Sufficient Funds. The Purchaser has at its disposal sufficient funding to pay the aggregate Purchase Price and consummate the transactions contemplated hereby.

(k) No Additional Representations. The Purchaser makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Purchaser to the Company in accordance with the terms thereof.

ARTICLE V
COVENANTS AND RIGHTS OF PURCHASERS

Section 5.01 Registration Rights.

The Company hereby grants the Purchaser (including its succesors, transferees and permitted assigns), and the Purchaser (including its succesors, transferees and permitted assigns) shall be entitled to, the registration rights as specified in Schedule B attached hereto.

Section 5.02 FPI Status.

The Company shall at all times promptly take all necessary or desirable actions required to duly and validly rely on the exemption for foreign private issuers from applicable rules and regulations of Nasdaq with respect to corporate governance to rely on “home country practice” in connection with the transactions contemplated hereunder (including an exemption from any Nasdaq rules that would otherwise require seeking shareholder approval in respect of such transactions), including without limitation, to the extent necessary, making disclosures, notices and filings to or with the Nasdaq and obtaining an adequate opinion of counsel in respect of the home country practice exemption. The Company shall use commercially reasonable efforts to continue the listing and trading of the Ordinary Shares on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under any Nasdaq rules.

Section 5.03 Further Assurances.

From the date of this Agreement until the ocurrence of the Closing in respect of the last Tranche, the Parties shall each use their respective reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby and by the Transaction Agreements.

Section 5.04 Reservation of Shares.

The Company shall ensure that it has sufficient number of duly authorized Ordinary Shares to comply with its obligations to issue the Subscription Shares and the Warrant Shares pursuant to the terms of the Transaction Agreements.

Section 5.05 No Integrated Offering.

The Company shall not, and shall cause its Affiliates and any Person acting on its or their behalf not to, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the issuance of any of the Subject Securities under the Securities Act whether through integration with prior offerings or otherwise.

Section 5.06 Pre-emptive Rights.

(a) Pre-emptive Rights. In consideration of the Purchaser entering into this Agreement and subject to Applicable Laws and Section 5.06(c), if, prior to the fifth anniversary of the date hereof, the Company proposes to issue, grant or sell any Equity Securities (the “New Securities”), the Company shall first give to the Purchaser a written notice (the “Issuance Notice”) setting forth in reasonable detail the price and other terms on which such New Securities are proposed to be issued or sold, the terms of such New Securities and the amount thereof proposed to be issued, granted or sold. The Purchaser shall thereafter have the right, upon written notice given to the Company no later than twenty (20) calendar days after receipt of the Issuance Notice (the “Exercise Period”), to elect to purchase the number of such New Securities set forth in such notice up to forty percent (40%) of the total number of New Securities to be issued by the Company as set forth in the Issuance Notice, for the price and other terms set forth in the Issuance Notice. Any notice by the Purchaser exercising the right to purchase New Securities pursuant hereto shall constitute an irrevocable commitment to purchase from the Company the securities specified in such notice. The closing of the purchase of New Securities by the Purchaser shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice or on such date, no more than sixty (60) days after the expiration of the Exercise Period, as the Company may determine; provided, that the Company shall give the Purchaser prompt prior notice of such date.

(b) Sales to Prospective Buyer. From the expiration of Exercise Period and for a period of ninety (90) days thereafter, the Company may offer, issue, grant and sell to any Person New Securities having the terms set forth in the Issuance Notice relating to such New Securities for a price and other terms no less favorable to the Company; provided, however, that the Company may not issue, grant or sell New Securities in an amount greater than the amount set forth in the Issuance Notice minus the amount committed to be purchased by the Purchaser upon exercise of its pre-emptive rights.

(c) Excluded Securities. The provisions of this Section 5.06 shall not apply to (i) a grant to any existing or prospective consultants, employees, officers or directors of the Company pursuant to any stock option, employee stock purchase or similar equity-based plans or other compensation agreement; (ii) the conversion or exchange of any securities of the Company into Ordinary Shares, or the exercise of any options, warrants or other rights to acquire such shares; (iii) the issuance of securities in connection with a bona fide acquisition of the stock, assets, properties or business of any Person; (iv) the issuance of stock, warrants or other securities or rights to persons or entities in connection with debt financing provided that such issuances are primarily for purposes other than equity financing; (v) the issuance of securities in connection with any merger, consolidation or other business combination involving the Company; or (vi) the issuance of securities in connection with a share split, dividend or any similar recapitalization.

(d) Definitions. For the purpose of this Section 5.06, the following terms shall have the following meanings:

“Equity Securities” means any and all Ordinary Shares and any securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification.

(a) From and after the date hereof, and subject to Section 6.03, the Company shall indemnify and hold the Purchaser, its Affiliates and their respective directors, officers, agents, successors and assigns (the “Purchaser Indemnitees”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, cost and expenses, including but not limited to any reasonable attorneys’ fees and expenses incurred in connection with the investigation or defense of any of the same or in responding to or cooperating with any governmental investigation (collectively, “Losses”) incurred by any Purchaser Indemnitee as a result of or arising out of any: (i) inaccuracy in or breach of any representation or warranty of the Company; or (ii) violation or nonperformance, partial or total, of any covenant or agreement of the Company, contained in this Agreement.

(b) The amount of any and all Losses under this Article VI shall be determined net of any insurance or other indemnification proceeds received by the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification, and only after first applying any available insurance to the portion of a Loss that is not indemnified hereunder.

Section 6.02 Procedures Relating to Indemnification.

(a) Any party seeking indemnification under Section 6.01 (an “Indemnified Party”) shall promptly give the Party from whom indemnification is being sought (an “Indemnifying Party”) notice of any matter which such Indemnified Party has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement stating in reasonable detail the factual basis of the claim to the extent known by the Indemnified Party, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent the Indemnifying Party is materially prejudiced by such failure. With respect to any recovery or indemnification sought by an Indemnified Party from the Indemnifying Party that does not involve a Third Party Claim (as defined herein), if the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the notice from the Indemnified Party that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim. If the Indemnifying Party has disputed a claim for indemnification (including any Third Party Claim), the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution to such dispute. If the Indemnifying Party and the Indemnified Party cannot resolve such dispute in thirty (30) days after delivery of the dispute notice by the Indemnifying Party, such dispute shall be resolved by arbitration pursuant to Section 7.02.

(b) If an Indemnified Party shall receive notice of any claim or demand asserted by a third party (each, a “Third Party Claim”) against it or which may give rise to a claim for Loss under this Article VI, within thirty (30) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent that the Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within fifteen (15) days of the receipt of such notice from the Indemnified Party; provided that that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the Indemnifying Party’s expense. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

Section 6.03 Limitation on Liability of Indemnifying Party.

(a)   The maximum aggregate liabilities of an Indemnifying Party in respect of Losses suffered by the Indemnified Parties pursuant to Section 6.01(a) (other than a breach of Fundamental Warranties of the Company, the liabilities of which shall be unlimited) shall not in any event be greater than the aggregate Purchase Price actually paid by the Purchaser under this Agreement as of the date of any notice provided pursuant to Section 6.02(a); and

(b)   notwithstanding any other provision contained herein, from and after the Closing, the right to indemnity pursuant to Article VI shall be the sole and exclusive remedy of any of the Indemnified Party for any claims against the Indemnifying Party arising out of or resulting from this Agreement; provided that the Indemnified Party shall also be entitled to specific performance or other equitable remedies in any court of competent jurisdiction pursuant to Section 7.12 hereof.

Section 6.04 Limitation on Liability of Purchaser.

The maximum aggregate liabilities of the Purchaser under this Agreement shall not in any event be greater than the aggregate Purchase Price under this Agreement.

Section 6.05 No Limitation on Liability.

Notwithstanding anything herein to the contrary, no limitations on the Indemnifying Party’s or the Purchaser’s liability under Section 6.03 or Section 6.04 shall apply in the case of fraud, gross negligence, intentional misrepresentation or willful breach by such Indemnifying Party or the Purchaser.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Survival of the Representations and Warranties.

(a) All Fundamental Warranties shall survive until the latest date permitted by law or indefinitely if such date is not provided. All other representations and warranties contained in Section 4.01 and Section 4.02 of this Agreement shall survive until 24 months after the Closing Date in respect of the last Tranche pursuant to which all Subscription Shares have been sold and purchased.

(b) Notwithstanding anything to the contrary in the foregoing clauses, (i) any breach of representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the Party against whom such indemnity may be sought in accordance with this Agreement prior to such time and (ii) any breach of representation or warranty in respect of which indemnity may be sought that was caused as a result of fraud or intentional misrepresentation shall survive until the latest date permitted by law.

Section 7.02 Governing Law; Arbitration.

This Agreement and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong without giving effect to any choice or conflict of law provision or rule thereof. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any Party with notice to the other Party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in effect, which rules are deemed to be incorporated by reference into this Section 7.02. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration does not appoint an arbitrator who has consented to participate within the aforementioned 30-day period, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

Section 7.03 No Third Party Beneficiaries.

Save as specifically provided herein, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce any term of this Agreement.

Section 7.04 Amendment.

This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 7.05 Binding Effect.

This Agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 7.06 Assignment.

Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned, as between the Purchaser and the Company, without the express written consent of the Purchaser and the Company. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 7.07 Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) one (1) Business Day after deposit with an internationally recognized overnight courier service, or (d) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

METALPHA TECHNOLOGY HOLDING LIMITED

Suite 1508, Central Plaza, 18 Harbour Road, Wan Chai, Hong Kong, China

Attention: Lin Yang

Telephone: +86 138-6711-4559

Email: liny@dvintinc.com

With Copy to (which does not constitute notice):

Hunter Taubman Fischer & Li LLC

48 Wall Street, Suite 1100

New York, NY 10005

Attention: Ying Li, Esq.

Telephone: 212 530-2206

Email: yli@htflawyers.com

If to the Purchaser, to:

The address and other contact information described under the signature block of the Purchaser

Any Party may change its address for purposes of this Section 7.07 by giving the other Parties hereto written notice of the new address in the manner set forth above. For the avoidance of doubt, only notice delivered to the address and person of the Parties to this Agreement shall constitute effective notice to such Party for the purposes of this Agreement.

Section 7.08 Entire Agreement.

This Agreement and the other Transaction Agreements including the schedules and exhibits hereto and thereto constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby and thereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby and thereby are merged and superseded by this Agreement and the other Transaction Agreements.

Section 7.09 Severability.

If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 7.10 Fees and Expenses.

The expenses incurred in connection with the negotiation, preparation and execution of this Agreement and other Transaction Agreements and the transactions contemplated hereby and thereby, including fees and expenses of attorneys, accountants, consultants and financial advisors, shall be the responsibility of the Party incurring such expenses.

Section 7.11 Confidentiality.

(a) Each Party shall keep confidential any non-public material or information with respect to the business, technology, financial conditions, and other aspects of the other Parties which it is aware of, or has access to, in signing or performing this Agreement (including written or non-written information, hereinafter the “Confidential Information”). Confidential Information shall not include any information that is (i) previously known on a non-confidential basis by the receiving Party, (ii) in the public domain through no fault of such receiving Party, its Affiliates or its or its Affiliates’ officers, directors or employees, (iii) received from a party other than the Company or the Company’s representatives or agents, so long as such party was not, to the knowledge of the receiving party, subject to a duty of confidentiality to the Company or (iv) developed independently by the receiving Party without reference to confidential information of the disclosing Party. No Party shall disclose such Confidential Information to any third Party. Either Party may use the Confidential Information only for the purpose of, and to the extent necessary for performing this Agreement; and shall not use such Confidential Information for any other purposes. The Parties hereby agree, for the purpose of this Section 7.11, that the existence and terms and conditions of this Agreement and schedule hereof shall be deemed as Confidential Information.

(b) Notwithstanding any other provisions in this Section 7.11, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to Applicable Laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any Governmental Authority, such Party may, in accordance with its understanding of the Applicable Laws, make the required disclosure in the manner it deems in compliance with the requirements of Applicable Laws; provided that the Party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, provide the other Party with prompt notice of such requirement and cooperate with the other Party at such other Party request and at the requesting Party’s cost, to enable such other Parties to seek an appropriate protection order or remedy. In addition, each Party may disclose, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, Confidential Information to the extent required under judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement or any Transaction Agreement; provided that the Party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, at the other Party’s request and at the requesting Party’s cost, cooperate with the other Party to enable such other Party to seek an appropriate protection order or remedy.

(c) Each Party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of the Transaction Agreements; provided that such Party shall ensure such persons strictly abide by the confidentiality obligations hereunder.

(d) The confidentiality obligations of each Party hereunder shall survive the termination of this Agreement. Each Party shall continue to abide by the confidentiality clause hereof and perform the obligation of confidentiality it undertakes until the other Party approves release of that obligation or until a breach of the confidentiality clause hereof will no longer result in any prejudice to the other Party.

Section 7.12 Specific Performance.

The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 7.13 Termination.

(a) This Agreement shall automatically terminate upon the earliest to occur of:

(i) the written consent of both Parties;

(ii) by the Purchaser, in respect of any remaining Tranches, only, if the Purchaser is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article III and such breach, inaccuracy or failure cannot be cured by the Company within thirty (30) calender days after written notice is received by the Company, provided that the Purchaser has the right to reasonably determine if such breach, inaccuracy or failure has been cured; or if there has been fraud, gross negligence, intentional misrepresentation or willful breach by the Company under the Transaction Agreements;

(iii) by the Company by written notice to the Purchaser, in respect of any remaining Tranches only, if the Company is not then in material breach of any provision of this Agreement and in the absence of fraud and gross negligence, and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Purchaser pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article III and such breach, inaccuracy or failure cannot be cured by the Purchaser within thirty (30) calender days after such notice is received by the Purchaser, provided that the Company has the right to reasonably determine if such breach, inaccuracy or failure has been cured; or if there has been fraud, gross negligence, intentional misrepresentation or willful breach by the Purchaser under the Transaction Agreements or

(iv) by either Party in the event that any Governmental Authority shall have issued a judgment or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Agreements and such judgment or other action shall have become final and non-appealable.

(b) Upon the termination of this Agreement, this Agreement will have no further force or effect, except for the provisions of Sections 7.02, 7.07, 7.10, 7.11, 7.13 and 7.16 hereof, which shall survive any termination under this Section 7.13; provided that no Party shall be relieved or released from any liabilities or damages arising out of (i) fraud or (ii) any breach of this Agreement prior to such termination.

Section 7.14 Headings.

The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 7.15 Execution in Counterparts.

For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 7.16 Public Disclosure.

Without limiting any other provision of this Agreement, each Party shall consult and agree with each other on the terms and content of a joint press release with respect to the execution of this Agreement and any other Transaction Agreements and the transactions contemplated hereby and thereby and no press release shall be issued by any Party hereto without the prior written consent of the other Parties. Thereafter, no Party, nor any of their respective Affiliates, shall issue any press release or other public announcement or communication (to the extent not previously publicly disclosed or made in accordance with this Agreement or any other Transaction Agreements) with respect to the transactions contemplated hereby or thereby without the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent a party’s counsel deems such disclosure necessary or desirable in order to comply with any law or the regulations or policies of any securities exchange or other similar regulatory body (in which case the disclosing party shall give the other parties notice as promptly as is reasonably practicable of any required disclosure to the extent permitted by Applicable Law), shall limit such disclosure to the information such counsel advises is required to comply with such law or regulations, and if reasonably practicable, shall consult with the other party regarding such disclosure and give good faith consideration to any suggested changes to such disclosure from the other party. Notwithstanding anything to the contrary in this Section 7.16, the Purchaser and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not materially inconsistent with previous press releases, public disclosures or public statements made by the Company or the Purchaser and do not reveal material, non-public information regarding the other Parties or the transactions contemplated by this Agreement.

Section 7.17 Waiver.

No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

Section 7.18 Adjustment of Share Numbers.

If there is a subdivision, split, dividend, combination, reclassification or similar event with respect to any of the Ordinary Shares referred to in this Agreement, then, in any such event, the Subject Securities referred to in this Agreement shall be equitably adjusted as appropriate to the number and types of shares that a holder of such number of shares of such stock would own or be entitled to receive as a result of such event as if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event. If any event occurs as to which the preceding sentence of this Section 7.18 is not strictly applicable, or if strictly applied, would not fairly protect the rights of the Purchaser in accordance with the essential intent and principles of such provision (including, without limitation, the agreed value of the Subject Securities), then the Company shall, in good faith and in consultation with the Purchaser, determine the appropriate adjustment to be made, in accordance with such essential intent and principles, so as to protect, without dilution, the rights of the Purchaser under this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

THE COMPANY:

Metalpha Technology Holding Limited

By:	/s/ Liu Limin
Name:	Liu Limin
Title:	Chairman & CEO

Signature Page to SECURITIES Subscription and Warrant PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

Antalpha Technologies Holdings Limited

By:	/s/ Jin Xin
Name:	JIN Xin
Title:	Director

Address: Suntec Tower 2, 9 Temasek Boulevard, #13-01/02/03, Singapore, 038989

Email: jing@antalpha.com; legal@antalpha.com

Signature Page to SECURITIES Subscription and Warrant PURCHASE AGREEMENT

Schedule A

Schedule of Tranches

Tranche	Tranche Closing Deadline	Minimum Completed Percentage
First Tranche	180 calendar days from the date hereof (inclusive)	25%
Second Tranche	365 calendar days from the date hereof (inclusive)	50%
Third Tranche	545 calendar days from the date hereof (inclusive)	75%
Fourth Tranche	730 calendar days from the date hereof (inclusive)	100%

Schedule A Schedule of Tranches

Schedule B

Registration Rights

Section 1. Form F-3 Demand. If at any time when it is eligible to use a Form F-3 registration statement, the Company receives a request from Holders (as defined below) holding at least 1,125,000 Registrable Securities (the “Initiating Holders”) (such request, a “Demand Registration”) that the Company file a Form F-3 registration statement with respect to outstanding Registrable Securities, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form F-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by the Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given. The Company shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable. Notwithstanding the foregoing, if the Company furnishes to the Initiating Holders a certificate signed by the Company’s chief executive officer stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement would remain effective, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly. Additionally, the Company shall not be required to effect, or take any action to effect, any registration pursuant to this Section 1 (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company registration, or (ii) if the Company has effected two (2) registrations pursuant to this Section 1 within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 1 until such time as the applicable registration statement has been declared effective by the SEC, unless Holders holding at least a majority of the Registrable Securities to be registered withdraw their request for such registration and forfeit their right to one demand registration statement, in which case, such withdrawn registration statement shall be counted as “effected” for purposes of this Section 1; provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to this Section 1, then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 1.

Section 2. Piggyback Rights. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (excluding registration statements relating to any registration under Section 1 above or to any employee benefit plan or a corporate reorganization or other Rule 145 transaction, an offer and sale of debt securities, or a registration on any registration form that does not permit secondary sales), then the Company shall give written notice of such proposed filing to each Holder as soon as practicable but not less than ten (10) days before the anticipated filing date of such registration statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to each Holder the opportunity to register the sale of such number of Registrable Securities as such Holder may request in writing within five (5) days after receipt of such written notice (such registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested by such Holder pursuant to this Section 2 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. For purposes of clarity, any registration effected pursuant to this Section 2 shall not be counted as a registration pursuant to a Demand Registration effected under Section 1 above.

Schedule B Registration Rights

Section 3. Reduction of Underwritten Offerings. If a registration initiated pursuant to Sections 1 or 2 above is in the form of an Underwritten Offering, and the managing Underwriter or Underwriters in such Underwritten Registration, in good faith, advises the Company and the Holders in writing that the dollar amount or number of Registrable Securities that the Holders desire to sell, taken together with all other equity securities that the Company desires to sell (if any) and the equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual registration rights held by any other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall, prior to including any equity securities to be issued and sold by the Company and any equity securities held by persons who are not Holders hereunder, include in such Underwritten Offering the Registrable Securities of the Holders (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holder have requested be included in such Underwritten Registration) that can be sold without exceeding the Maximum Number of Securities.

Section 4. Re-sale Rights. The Company shall at its own cost use its best efforts to assist each Holder in the sale or disposition of, and to enable each Holder to sell under Rule 144 promulgated under the Securities Act the maximum number of, its Registrable Securities, including without limitation (a) the prompt delivery of applicable instruction letters to the Company’s transfer agent to remove legends from certificates representing such Holder’s ownership in the Company, and (b) causing the prompt delivery of appropriate legal opinions from the Company’s counsel in forms reasonably satisfactory to the Holder’s counsel.

Section 5. Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 (at any time after the Company so qualifies to use such form).

Schedule B Registration Rights

Section 6. Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Schedule B, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided that the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 1 above if the Registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders holding at least a majority of the Registrable Securities agree to forfeit their right to one Demand Registration. Each Holder participating in a Registration pursuant to this Schedule B shall bear such Holder’s proportionate share (based on the total number of shares sold in such Registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.

Section 7. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each Holder, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) (collectively, the “Damages”) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.

(b) Each Holder, severally and not jointly, agrees to indemnify, to the extent permitted by law, the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any) who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such Registration.

Section 8. Termination. The registration rights under this Schedule B with respect to any Registrable Securities proposed to be sold by a Holder shall terminate on the date that is five (5) years from the Closing Date.

Schedule B Registration Rights

Section 9. Definitions. As used in this Schedule B, the following terms have the following meanings. Capitalized terms used but not defined below shall have the meanings ascribed to them in this Agreement to which this Schedule B is attached.

(a) “Holder” means any holder of Registrable Securities.

(b) “Registrable Securities” means, at any time, any Shares until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, (ii) such Shares are sold by such Shareholder under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or (iii) such Shares may be resold without subsequent registration under the Securities Act in a single transaction under Rule 144 without regard to the volume, manner of sale and other requirements under Rule 144 applicable to an “affiliate” (as defined in Rule 144) of the Company and the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing any legend.

(c) “Shares” means all Ordinary Shares held by the Purchaser (or its successors, transferees and permitted assigns), whether now owned or hereafter acquired, including, without limitation, (i) any Subscription Shares that are issued and sold to the Purchaser hereunder; (ii) any Ordinary Shares issued or issuable upon exercise of any Warrants that are issued and sold to the Purchaser hereunder; and (iii) any other securities that may be issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) upon any split, dividend, combination or consolidation, recapitalization, reclassification or other similar event with respect to, or in exchange for or in replacement of, the Ordinary Shares referenced in clauses (i) and (ii) above.

(d) “Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

(e) “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, depositary charges applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 6 above.

(f) “Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

(g) “Underwritten Registration” or “Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

Schedule B Registration Rights

EXHIBIT A

TYPE A WARRANT

Exhibit A Type A Warrant

Exhibit A

Type A Warrant

[Exhibit A]

Exhibit A Type A Warrant

Warrant No.: 1

Date of Issuance: November 28, 2022

WARRANT TO PURCHASE

ORDINARY SHARES

OF

METALPHA TECHNOLOGY HOLDING LIMITED

(formerly known as Dragon Victory International Limited)

This Warrant (the “Warrant”) certifies that, for value received, Antalpha Technologies Holdings Limited, and/or such entity that such person may designate in accordance with the Purchase Agreement (as defined below) (the “Holder”), is entitled to purchase up to 4,500,000 ordinary shares, with par value US$0.0001 per share (the “Ordinary Shares”) of Metalpha Technology Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), on the terms set forth herein.

This Warrant is issued pursuant to a Securities Subscription and Warrant Purchase Agreement (the “Purchase Agreement”) dated November 28, 2022 and entered into between the Company and the Holder. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Company hereby grants the Holder the right to purchase from the Company up to 4,500,000 Ordinary Shares of the Company (the “Warrant Shares”) at the Exercise Price (as defined below), subject to adjustment and change as provided herein.

2. Exercise.

(a) Exercise Price. Unless otherwise mutually agreed by the Holder and the Company, and subject to any adjustment and change as provided herein, the per share purchase price for the Warrant Shares shall be US$1.00 per Ordinary Share (the “Exercise Price”).

For the purpose of this Warrant, “Trading Day” shall mean any day on which the primary market on which the Company’s Ordinary Shares are listed is open for trading. “Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in the Cayman Islands, Hong Kong or New York are required or authorized by law or executive order to be closed.

Notwithstanding any adjustment made in accordance with this Warrant or anything to the contrary in this Warrant, the aggregate Exercise Price shall in no event be less than the aggregate par value of the Warrant Shares at the time of exercise.

(b) Vesting. The right to purchase the Warrant Shares shall vest, in tranches, at the same rate and in the same proportion as the issuance and allotment of the Subscription Shares upon each Closing thereof (each, a “Vesting Date”) as set out in the Purchase Agreement (each, a “Vested Tranche”). For the avoidance of doubt, at any time before the expiration of this Warrant, the ratio of the total number of Warrant Shares issuable to the Holder upon an exercise of the Vested Tranches (on a cumulative basis) to 4,500,000 (being the total number of Warrant Shares issuable under this Warrant) shall not exceed the ratio of the total number of Subscription Shares issued and allotted to the Purchaser pursuant to the Purchase Agreement at such time (on a cumulative basis) to 4,500,000 (being the total number of Subscription Shares under the Purchase Agreement).

(c) Exercise Period. Each Vested Tranche shall be exercisable, in whole or in part, by the Holder on any day during the period commencing on the applicable Vesting Date and ending on the fifth (5th) anniversary of the date of this Warrant (the “Exercise Period”).

Exhibit A Type A Warrant

(d) Method of Exercise. Subject to Section 2(b), the purchase rights represented by this Warrant may be exercised by the Holder within the Exercise Period, in its sole and absolute discretion, in whole or in part, by the surrender of this Warrant, together with the duly executed notice of exercise (in the form attached hereto as Exhibit A) (the “Notice of Exercise”) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Warrant Shares being purchased.

(e) Issuance of Warrant Shares; Acknowledgement. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date the aggregate Exercise Price of the Warrant Shares being purchased is paid to the Company. The Company shall, within three (3) Business Days after its receipt of the executed Notice of Exercise: (i) deliver to the Holder a duly issued share certificate representing the Warrant Shares being acquired, or effect such delivery in book-entry form , and (ii) deliver to the Holder a certified true copy of the updated shareholder list prepared by the transfer agent of the Company reflecting the Holder’s ownership of the Warrant Shares with the issuance date of the Warrant Shares being the payment date of the aggregate Exercise Price, provided, however, that the aggregate Exercise Price shall be paid in accordance with Section 2(d). In the event that the rights represented by this Warrant are exercised in part and have not expired, the Company shall, within five (5) Business Days after the date of the Notice of Exercise, execute and deliver a new Warrant reflecting the number of Warrant Shares that remain subject to this Warrant.

3. Reservation of Shares. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof, except as provided under applicable law, this Warrant and the memorandum and articles of association of the Company then in effect. The Company further covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and reserved a sufficient number of Ordinary Shares to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Exercise Price and Warrant. The Exercise Price and/or the number of Warrant Shares issuable upon an exercise of this Warrant shall be subject to adjustment from time to time as follows:

(a) Share Splits, Share Subdivisions. In the event the Company shall at any time, or from time to time, effect a split or subdivision of the outstanding ordinary shares, the Exercise Price of this Warrant shall be proportionally decreased and the number of Ordinary Shares issuable upon exercise of this Warrant (or any shares or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any such share split or subdivision of the Ordinary Shares. Conversely, if the Company shall at any time, or from time to time, combine the outstanding ordinary shares into a smaller number of shares, the Exercise Price of this Warrant shall be proportionally increased and the number of Ordinary Shares issuable upon exercise of this Warrant (or any shares or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any such combination of the Ordinary Shares. Any adjustment under this paragraph shall become effective at the close of business on the date the share split, subdivision or combination becomes effective.

(b) Dividends or Distributions of Shares or Other Securities or Property. In the event the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Ordinary Shares (or any shares or other securities at the time issuable upon exercise of this Warrant) payable in (i) shares or other securities of the Company; or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder, upon exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Ordinary Shares (or such other shares or securities) issuable upon such exercise prior to such date, and without the payment of additional consideration therefor, the shares or other securities of the Company or such other assets to which it would have been entitled upon such date as if it had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional shares or securities available to it as aforesaid during such period, giving effect to all adjustments called for by this Section 4.

Exhibit A Type A Warrant

(c) Reclassification. If the Company, by reclassification of shares or otherwise, shall change any of the shares as to which purchase rights under this Warrant exist into the same or a different number of shares of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of shares as would have been issuable as the result of such change with respect to the shares that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be equitably adjusted, all subject to further adjustment as provided in this Section 4.

(d) Capital Reorganization, Merger or Consolidation. In case of any reorganization of the share capital of the Company (other than a combination, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale or transfer of all or substantially all the assets of the Company, then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, during the Exercise Period specified herein and upon payment in accordance with Section 2(d), the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(d) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers of the shares or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s or the successor corporation’s board of directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(e) Other Adjustments. If any event occurs as to which the other provisions of this Section 4 are not strictly applicable, or if strictly applied, would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Company shall, in good faith and in consultation with the Holder, determine the appropriate adjustment to be made, in accordance with such essential intent and principles, so as to protect, without dilution, the purchase right represented by this Warrant.

(f) Notice of Adjustment. The Company shall promptly give the Holder of this Warrant written notice of each adjustment or readjustment of the Exercise Price or the number of Warrant Shares or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5. Transfers of Warrant. This Warrant and all rights and obligations hereunder are transferable and assignable in whole or in part by the Holder (subject to compliance with the applicable securities laws and constitutional documents of the Company).

Exhibit A Type A Warrant

6. Covenants. The Company covenants and agrees as follows:

(a) the execution and delivery of this Warrant will not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not, (i) violate any provision of the constitutional documents of the Company, (ii) require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental authority in the Company’s country of organization or any other person pursuant to any instrument, contract or other agreement to which the Company is a party or by which the Company is bound, other than any such consent, approval, action or filing that has already been duly obtained or made, or that is permitted to be, and will be, obtained or made following the date hereof, or that is otherwise required hereunder, (iii) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a material default under, any instrument, contract or other agreement to which the Company is a party or by which the Company is bound, or violate any law applicable to the Company that would materially and adversely affect the Company’s ability to execute, deliver or perform its obligations hereunder;

(b) this Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

(c) this Warrant, and any Warrant issued in substitution for or in replacement of this Warrant will be, upon issuance, duly authorized, validly issued and will not be issued in violation of any preemptive rights;

(d) all Warrant Shares issuable upon the exercise of this Warrant will be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully-paid (provided that the corresponding Exercise Price has been received by the Company), issued without violation of any preemptive or similar rights granted by the Company, free and clear from any encumbrance and in all respects rank pari passu with the Ordinary Shares then in issue;

(e) the Company shall not effect any action, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including closing its books against the transfer of this Warrant or of any Warrant Shares issuable upon exercise of this Warrant in any manner, that impairs the timely exercise of this Warrant in accordance with the express terms hereof, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment. The Company will not increase the par value of the Ordinary Shares in excess of the Exercise Price for the Warrant;

(f) the Company shall assist and cooperate with the Holder in making any required governmental filings or obtaining any required governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company); and

(g) the Company will maintain a register (the “Warrant Register”) containing the names and addresses of the holder or holders of all warrants issued by the Company. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail, overnight courier, email or by personal delivery to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.

Exhibit A Type A Warrant

7. Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the event of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the event of any such mutilation upon surrender and cancellation of such Warrant, the Company will execute and deliver a new Warrant of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

8. Amendment and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

9. Successors and Assigns. This Warrant shall be binding upon, and inure to the benefit of, the Company, the Holder and their respective successors and permitted assigns.

10. Notices. Any notice required or permitted pursuant to this Warrant shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, facsimile, electronic mail or similar means to the address as shown below (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the Company or Holder, as applicable, given in accordance with this Section 10). Where such notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of sixty (60) hours after the letter containing the same is sent as aforesaid. Where a notice is sent by facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as provided above.

If notice to the Company:

Attn: Yang Lin

Address: Suite 1508, Central Plaza, 18 Harbour Road, Wan Chai, Hong Kong, China

Email: liny@dvintinc.com

Contact No.: +86 138-6711-4559

If notice to the Holder:

Address: Suntec Tower 2, 9 Temasek Boulevard, #13-01/02/03, Singapore, 038989

Email: jing@antalpha.com; legal@antalpha.com

11. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

12. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

13. Headings. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of Hong Kong without giving effect to any choice or conflict of law provision or rule thereof.

Exhibit A Type A Warrant

15. Dispute Resolution.

(a) Any dispute, controversy, difference or claim arising out of or relating to this Warrant, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (the “Dispute”) shall be submitted to arbitration upon the request of any party with notice to the other party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in effect, which rules are deemed to be incorporated by reference into this Section 15.

(b) There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration does not appoint an arbitrator who has consented to participate within the aforementioned 30-day period, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English.

(c) Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of the HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

16. Interpretation. For all purposes of this Warrant, except as otherwise expressly provided, (i) the term “or” is not exclusive, (ii) the terms defined herein and any capitalized terms used herein without definition shall include the plural as well as the singular, (iii) unless otherwise provided for, all references in this Warrant to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Warrant, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Warrant as a whole and not to any particular Section or other subdivision, and (vi) “include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the expression “without limitation”.

17. No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Warrant against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof or persuasion will be implied because this Warrant was prepared by or at the request of any party or its counsel.

18. No Third Party Rights. Save as specifically provided herein, a person who is not a Holder of this Warrant has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the laws of Hong Kong) to enforce any term of this Warrant.

19. Counterparts. This Warrant may be executed in two or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

20. Severability. If one or more provisions of this Warrant is held to be unenforceable under any applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

21. Entire Agreement. This Warrant together with the other instruments and agreements referenced herein constitutes the entire agreement between the Parties with respect to the subject matter hereof.

[The remainder of this page has been intentionally left blank.]

Exhibit A Type A Warrant

IN WITNESS WHEREOF, the Company caused this Warrant to be executed by a director duly authorized.

COMPANY:

Metalpha Technology Holding Limited

By:	/s/ Limin Liu
Name:	Limin Liu
Title:	Chairman & CEO

ACCEPTED BY:

Antalpha Technologies Holdings Limited

/s/ Xin Jin

[Signature Page to Warrant]

Exhibit A Type A Warrant

EXHIBIT A

FORM OF NOTICE OF EXERCISE

To:	Metalpha Technology Holding Limited

The undersigned hereby elects to purchase ___________________ ordinary shares of Metalpha Technology Holding Limited, pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate Exercise Price (as defined under the Warrant) in full pursuant to Section 2(d).

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for immediate resale or with a view to distribution of such shares or any part thereof.

WARRANT HOLDER:

Antalpha Technologies Holdings Limited

Address:  Suntec Tower 2, 9 Temasek Boulevard, #13-01/02/03, Singapore, 038989

Date: _____________________________

Name in which shares should be registered:

__________________________________

Exhibit A Type A Warrant

EXHIBIT B

TYPE B WARRANT

Exhibit B Type B Warrant

Exhibit B

Type B Warrant

[Exhibit B]

Exhibit B Type B Warrant

Warrant No.: 2

Date of Issuance: November 28, 2022

WARRANT TO PURCHASE

ORDINARY SHARES

OF

METALPHA TECHNOLOGY HOLDING LIMITED

(formerly known as Dragon Victory International Limited)

This Warrant (the “Warrant”) certifies that, for value received, Antalpha Technologies Holdings Limited, and/or such entity that such person may designate in accordance with the Purchase Agreement (as defined below) (the “Holder”), is entitled to purchase up to 3,000,000 ordinary shares, with par value US$0.0001 per share (the “Ordinary Shares”) of Metalpha Technology Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), on the terms set forth herein.

This Warrant is issued pursuant to a Securities Subscription and Warrant Purchase Agreement (the “Purchase Agreement”) dated November 28, 2022 and entered into between the Company and the Holder. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

22. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Company hereby grants the Holder the right to purchase from the Company up to 3,000,000 Ordinary Shares of the Company (the “Warrant Shares”) at the applicable Exercise Price (as defined below), subject to adjustment and change as provided herein.

23. Exercise.

(f) For the purpose of this Warrant, “Trading Day” shall mean any day on which the primary market on which the Company’s Ordinary Shares are listed is open for trading. “Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in the Cayman Islands, Hong Kong or New York are required or authorized by law or executive order to be closed. “Exercise Price” shall mean Part I Exercise Price, Part II Exercise Price, or Part III Exercise Price, as applicable. “Exercise Period” shall mean Part I Exercise Period, Part II Exercise Period, or Part III Exercise Period, as applicable.

(g) Vesting. The right to purchase the Warrant Shares shall vest, in tranches, at the same ratio and in the same proportion as the issuance and allotment of the Subscription Shares upon each Closing thereof as set out in the Purchase Agreement (each a “Vested Tranche”). For the avoidance of doubt, at any time before the expiration of this Warrant, the ratio of the total number of Warrant Shares issuable to the Holder upon an exercise of the Vested Tranches (on a cumulative basis) to 3,000,000 (being the total number of Warrant Shares under this Warrant) shall not exceed the ratio of the total number of Subscription Shares issued and allotted to the Purchaser pursuant to the Purchase Agreement at such time (on a cumulative basis) to 4,500,000 (being the total number of Subscription Shares under the Purchase Agreement).

Exhibit B Type B Warrant

(h) Exercise Price and Exercise Period. Subject to vesting under Section 2(b), this Warrant shall be exercisable by the Holder as follows:

(i) the first 1,000,000 Warrant Shares vested in accordance with Section 2(b) shall be exercisable, in whole or in part, at an exercise price of US$1.5 per share (“Part I Exercise Price”), commencing from the first day following the first occurring period during which closing price of the Company’s Ordinary Shares equal to or exceed US$3.5 per share for five (5) consecutive Trading Days and ending on the tenth (10th) anniversary of the date of this Warrant (“Part I Exercise Period”);

(ii) the second 1,000,000 Warrant Shares vested in accordance with Section 2(b) shall be exercisable, in whole or in part, at an exercise price of US$2.5 per share (“Part II Exercise Price”), commencing from the first day following the first occurring period during which closing price of the Company’s Ordinary Shares equal to or exceed US$5.0 per share for five (5) consecutive Trading Days and ending on the tenth (10th) anniversary of the date of this Warrant (“Part II Exercise Period”); and

(iii) the third 1,000,000 Warrant Shares vested in accordance with Section 2(b) shall be exercisable, in whole or in part, at an exercise price of US$2.5 per share (“Part III Exercise Price”), commencing from the first day following the first occurring period during which closing price of the Company’s Ordinary Shares equal to or exceed US$6.0 per share for five (5) consecutive Trading Days and ending on the tenth (10th) anniversary of the date of this Warrant (“Part III Exercise Period”).

Notwithstanding any adjustment made in accordance with this Warrant or anything to the contrary in this Warrant, the aggregate Exercise Price shall in no event be less than the aggregate par value of the Warrant Shares at the time of exercise.

(i) Method of Exercise. Subject to Section 2(b), the purchase rights represented by this Warrant may be exercised by the Holder within the applicable Exercise Period, in its sole and absolute discretion, in whole or in part, by the surrender of this Warrant, together with the duly executed notice of exercise (in the form attached hereto as Exhibit A) (the “Notice of Exercise”) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Warrant Shares being purchased.

(j) Issuance of Warrant Shares; Acknowledgement. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date the aggregate Exercise Price of the Warrant Shares being purchased is paid to the Company. The Company shall, within three (3) Business Days after its receipt of the executed Notice of Exercise: (i) deliver to the Holder a duly issued share certificate representing the Warrant Shares being acquired, or effect such delivery in book-entry form; and (ii) deliver to the Holder a certified true copy of the updated shareholder list prepared by the transfer agent of the Company reflecting the Holder’s ownership of the Warrant Shares with the issuance date of the Warrant Shares being the payment date of the aggregate Exercise Price, provided, however, that the aggregate Exercise Price shall be paid in accordance with Section 2(d). In the event that the rights represented by this Warrant are exercised in part and have not expired, the Company shall, within five (5) Business Days after the date of the Notice of Exercise, execute and deliver a new Warrant reflecting the number of Warrant Shares that remain subject to this Warrant.

24. Reservation of Shares. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof, except as provided under applicable law, this Warrant and the memorandum and articles of association of the Company then in effect. The Company further covenants and agrees that the Company will, at all times during the applicable Exercise Period, have authorized and reserved a sufficient number of Ordinary Shares to provide for the exercise of the rights represented by this Warrant.

Exhibit B Type B Warrant

25. Adjustment of Exercise Price and Warrant. The Exercise Price and/or the number of Warrant Shares issuable upon an exercise of this Warrant shall be subject to adjustment from time to time as follows:

(g) Share Splits, Share Subdivisions. In the event the Company shall at any time, or from time to time, effect a split or subdivision of the outstanding ordinary shares, each Exercise Price of this Warrant shall be proportionally decreased and the number of Ordinary Shares issuable upon exercise of this Warrant (or any shares or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any such share split or subdivision of the Ordinary Shares. Conversely, if the Company shall at any time, or from time to time, combine the outstanding ordinary shares into a smaller number of shares, each Exercise Price of this Warrant shall be proportionally increased and the number of Ordinary Shares issuable upon exercise of this Warrant (or any shares or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any such combination of the Ordinary Shares. Any adjustment under this paragraph shall become effective at the close of business on the date the share split, subdivision or combination becomes effective.

(h) Dividends or Distributions of Shares or Other Securities or Property. In the event the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Ordinary Shares (or any shares or other securities at the time issuable upon exercise of this Warrant) payable in (i) shares or other securities of the Company; or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder, upon exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Ordinary Shares (or such other shares or securities) issuable upon such exercise prior to such date, and without the payment of additional consideration therefor, the shares or other securities of the Company or such other assets to which it would have been entitled upon such date as if it had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional shares or securities available to it as aforesaid during such period, giving effect to all adjustments called for by this Section 4.

(i) Reclassification. If the Company, by reclassification of shares or otherwise, shall change any of the shares as to which purchase rights under this Warrant exist into the same or a different number of shares of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of shares as would have been issuable as the result of such change with respect to the shares that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and each Exercise Price therefor shall be equitably adjusted, all subject to further adjustment as provided in this Section 4.

(j) Capital Reorganization, Merger or Consolidation. In case of any reorganization of the share capital of the Company (other than a combination, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale or transfer of all or substantially all the assets of the Company, then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, during the applicable Exercise Period specified herein and upon payment in accordance with Section 2(d), the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(d) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers of the shares or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s or the successor corporation’s board of directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(k) Other Adjustments. If any event occurs as to which the other provisions of this Section 4 are not strictly applicable, or if strictly applied, would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Company shall, in good faith and in consultation with the Holder, determine the appropriate adjustment to be made, in accordance with such essential intent and principles, so as to protect, without dilution, the purchase right represented by this Warrant.

Exhibit B Type B Warrant

(l) Notice of Adjustment. The Company shall promptly give the Holder of this Warrant written notice of each adjustment or readjustment of the Exercise Price or the number of Warrant Shares or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

26. Transfers of Warrant. This Warrant and all rights and obligations hereunder are transferable and assignable in whole or in part by the Holder (subject to compliance with the applicable securities laws and constitutional documents of the Company).

27. Covenants. The Company covenants and agrees as follows:

(h) the execution and delivery of this Warrant will not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not, (i) violate any provision of the constitutional documents of the Company, (ii) require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental authority in the Company’s country of organization or any other person pursuant to any instrument, contract or other agreement to which the Company is a party or by which the Company is bound, other than any such consent, approval, action or filing that has already been duly obtained or made, or that is permitted to be, and will be, obtained or made following the date hereof, or that is otherwise required hereunder, (iii) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a material default under, any instrument, contract or other agreement to which the Company is a party or by which the Company is bound, or violate any law applicable to the Company that would materially and adversely affect the Company’s ability to execute, deliver or perform its obligations hereunder;

(i) this Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

(j) this Warrant, and any Warrant issued in substitution for or in replacement of this Warrant will be, upon issuance, duly authorized, validly issued and will not be issued in violation of any preemptive rights;

(k) all Warrant Shares issuable upon the exercise of this Warrant will be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully-paid (provided that the corresponding Exercise Price has been received by the Company), issued without violation of any preemptive or similar rights granted by the Company, free and clear from any encumbrance and in all respects rank pari passu with the Ordinary Shares then in issue;

(l) the Company shall not effect any action, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including closing its books against the transfer of this Warrant or of any Warrant Shares issuable upon exercise of this Warrant in any manner, that impairs the timely exercise of this Warrant in accordance with the express terms hereof, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment. The Company will not increase the par value of the Ordinary Shares in excess of the Exercise Price for the Warrant;

(m) the Company shall assist and cooperate with the Holder in making any required governmental filings or obtaining any required governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company); and

(n) the Company will maintain a register (the “Warrant Register”) containing the names and addresses of the holder or holders of all warrants issued by the Company. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail, overnight courier, email or by personal delivery to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.

Exhibit B Type B Warrant

28. Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the event of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the event of any such mutilation upon surrender and cancellation of such Warrant, the Company will execute and deliver a new Warrant of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

29. Amendment and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

30. Successors and Assigns. This Warrant shall be binding upon, and inure to the benefit of, the Company, the Holder and their respective successors and permitted assigns.

31. Notices. Any notice required or permitted pursuant to this Warrant shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, facsimile, electronic mail or similar means to the address as shown below (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the Company or Holder, as applicable, given in accordance with this Section 10). Where such notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of sixty (60) hours after the letter containing the same is sent as aforesaid. Where a notice is sent by facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as provided above.

If notice to the Company:

Attn: Yang Lin

Address: Suite 1508, Central Plaza, 18 Harbour Road, Wan Chai, Hong Kong, China

Email: liny@dvintinc.com

Contact No.: +86 138-6711-4559

If notice to the Holder:

Address: Suntec Tower 2, 9 Temasek Boulevard, #13-01/02/03, Singapore, 038989

Email: jing@antalpha.com; legal@antalpha.com

32. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

33. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

34. Headings. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

35. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of Hong Kong without giving effect to any choice or conflict of law provision or rule thereof.

Exhibit B Type B Warrant

36. Dispute Resolution.

(d) Any dispute, controversy, difference or claim arising out of or relating to this Warrant, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (the “Dispute”) shall be submitted to arbitration upon the request of any party with notice to the other party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in effect, which rules are deemed to be incorporated by reference into this Section 15.

(e) There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration does not appoint an arbitrator who has consented to participate within the aforementioned 30-day period, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English.

(f) Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of the HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

37. Interpretation. For all purposes of this Warrant, except as otherwise expressly provided, (i) the term “or” is not exclusive, (ii) the terms defined herein and any capitalized terms used herein without definition shall include the plural as well as the singular, (iii) unless otherwise provided for, all references in this Warrant to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Warrant, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Warrant as a whole and not to any particular Section or other subdivision, and (vi) “include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the expression “without limitation”.

38. No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Warrant against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof or persuasion will be implied because this Warrant was prepared by or at the request of any party or its counsel.

39. No Third Party Rights. Save as specifically provided herein, a person who is not a Holder of this Warrant has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the laws of Hong Kong) to enforce any term of this Warrant.

40. Counterparts. This Warrant may be executed in two or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

41. Severability. If one or more provisions of this Warrant is held to be unenforceable under any applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

42. Entire Agreement. This Warrant together with the other instruments and agreements referenced herein constitutes the entire agreement between the Parties with respect to the subject matter hereof.

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Exhibit B Type B Warrant

IN WITNESS WHEREOF, the Company caused this Warrant to be executed by a director duly authorized.

COMPANY:

Metalpha Technology Holding Limited

By:	/s/ Limin Liu
Name:	Limin Liu
Title:	Chairman & CEO

ACCEPTED BY:

Antalpha Technologies Holdings Limited

/s/ Xin Jin

[Signature Page to Warrant]

Exhibit B Type B Warrant

EXHIBIT A

FORM OF NOTICE OF EXERCISE

To:	Metalpha Technology Holding Limited

The undersigned hereby elects to purchase ___________________ ordinary shares of Metalpha Technology Holding Limited, pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate Exercise Price (as defined under the Warrant) in full pursuant to Section 2(d).

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for immediate resale or with a view to distribution of such shares or any part thereof.

WARRANT HOLDER:

Antalpha Technologies Holdings Limited

Address: Suntec Tower 2, 9 Temasek Boulevard, #13-01/02/03, Singapore, 038989

Date: _____________________________

Name in which shares should be registered:

__________________________________

Exhibit B Type B Warrant